EXHIBIT 10.42

GUARANTEE AGREEMENT

This GUARANTEE is given as of June 18, 2014

BY:	Resolute FP Canada Inc. / PF Résolu Canada Inc.

AND BY:	Resolute FP US Inc.
(collectively, the Guarantors and each a Guarantor)

IN FAVOUR OF:	Mr. Jacques Vachon
(the Guaranteed Party).
WHEREAS each Guarantor has agreed to guarantee the payment and performance of all obligations of Resolute Forest Products Inc. (the Company, and together with the Guarantors and any other guarantor of the Guaranteed Obligations (as defined below) from time to time, the Obligors, and each, an Obligor) to the Guaranteed Party under that certain Resolute Forest Products 2010 Canadian DB Supplemental Executive Retirement Plan effective December 9, 2010 (as amended, restated, supplemented, replaced and otherwise modified from time to time, the SERP).
NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed as follows:

1.	INTERPRETATION

1.1	General Interpretation
Words importing the singular only shall include the plural and vice versa, and words importing any gender shall include all genders. The terms “including” and “includes” mean “including without limitation” and “includes without limitation”, respectively.

1.2	Incorporation of SERP Definitions
The capitalized words and expressions used in this Guarantee Agreement or in any deed, document or instrument supplemental or ancillary hereto, unless otherwise defined herein or unless there be something in the subject or the context inconsistent therewith, shall have the same meaning as that ascribed to them at any time and from time to time in the SERP.

1.3	Headings
The headings are inserted for convenience only and do not affect the meaning or the interpretation of this Guarantee Agreement.

1.4	Reference to this Guarantee Agreement
The expressions “hereto” or “hereunder” or “hereof” or “herein” or “this Guarantee Agreement” or “this Guarantee” refer to this agreement, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this agreement as the same may be in effect at the time such reference becomes operative.

2.	GUARANTEE AND OTHER COVENANTS

2.1	Guarantee
Each Guarantor hereby unconditionally and irrevocably guarantees, on a joint and several (solidary) basis with each other Obligor, in favour of the Guaranteed Party the prompt and complete payment of all obligations (including the Retirement Benefits) owing by the Company from time to time to the Guaranteed Party or the Beneficiaries of the Guaranteed Party under and in accordance with the terms of the SERP (the Guaranteed Obligations). For greater certainty, the Guaranteed Obligations shall not include the payment of any other retirement or other benefits under any other plan of the Company or any of its Affiliates (as defined below) or any other form of compensation payable by the Company or any of its Affiliates to the Guaranteed Party, including retirement or other benefits payable to the Guaranteed Party under the Registered Pension Plan. As used in this Agreement, Affiliate means, with respect to a person, any other person that directly or indirectly controls, is controlled by, or is under common control with, such person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

2.2	Payment on Demand
The Guaranteed Party may demand from the Guarantors the total amount of the unpaid Guaranteed Obligations by way of a notice in writing by the Guaranteed Party to the Guarantors (the Payment Notice) upon the occurrence of any of the following events (each, a Default):

(a)
if the Company fails to pay any of the Guaranteed Obligations when due and payable under the SERP for any reason whatsoever and such failure is not cured within thirty (30) business days of the receipt by the Company of a notice in writing from the Guaranteed Party together with a statement of the amount of the Guaranteed Obligations that are due and payable;

(b)
if a proceeding has been instituted by or against the Company: (i) seeking to adjudicate it a bankrupt or insolvent; or (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or compromise of it or any of its property or debt under any bankruptcy law or any other applicable law relating to insolvency, or compromise of debts or making a proposal with respect to it under any law relating to bankruptcy, insolvency or compromise of debts or other similar laws (including, without limitation, any application under the Companies’ Creditors Arrangement Act (Canada) or any arrangement or compromise of debt under the laws of its jurisdiction of incorporation), and the Guaranteed Party has not received from the Company, within ten (10) business days of the receipt by the Company of a notice in writing from the Guaranteed Party, evidence satisfactory to the Guaranteed Party that such proceeding has not been instituted or that the proceeding has been withdrawn or otherwise terminated; or

(c)
if the Company has amended or terminated the SERP and, within fifteen (15) business days of the receipt by the Company of a notice in writing from the Guaranteed Party, the Company fails to provide the Guaranteed Party with an officer’s certificate from the Company certifying that the amendment or termination, as the case may be, having regard to any alternative arrangement that may be put in place by the Company, does not reduce or impair the rights of the Guaranteed Party or the Beneficiaries of the Guaranteed Party (including any right that has yet to vest on the date of amendment or termination) and does not reduce or impair the effectiveness of this Guarantee.

Any Payment Notice shall confirm that a Default has occurred and the nature of such Default, that a notice of such Default was received by the Company and that the Company has failed to cure such Default within the applicable delay mentioned above. The Guarantors shall make payment to or performance in favour of the Guaranteed Party of the total amount of such unpaid Guaranteed Obligations hereunder promptly after receipt of any Payment Notice.
Any such payment by the Guarantors shall be made to the Guaranteed Party in immediately available funds to an account designated by the Guaranteed Party or as otherwise specified in writing from time to time by the Guaranteed Party.
In addition, each payment to be made by a Guarantor under this Guarantee Agreement shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated.

2.3	Continuing Guarantee
Subject only to Section 3.6 hereof, the guarantees granted under this Guarantee Agreement shall be continuing, absolute, unconditional, irrevocable, joint and several (solidary) guarantees together with the guarantees granted by, or the obligations of, the other Obligors.

2.4	No Release of the Guarantors
Subject to the terms of the SERP, this Guarantee shall not be affected by the occurrence of any event, matter or thing which, but for this provision, might operate to affect this Guarantee, including, without limitation, the loss or diminution of capacity of any Obligor or by any change in the name of any Obligor, or by the acquisition of the business of any Obligor by another person, any change whatsoever in the objects, capital structure or constitution of any Obligor or by any Obligor, or the business of any Obligor being amalgamated with any other person, but shall, notwithstanding the occurrence of any such event, matter or thing continue to exist and apply to the full extent as if such event, matter or thing had not happened.
No settlement or discharge of the Guaranteed Obligations shall be effective if any payment by any Obligor in respect of the Guaranteed Obligations is avoided, affected or reduced including by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar or other laws of general application from time to time, and if such payment is so avoided, affected or reduced, the Guaranteed Party shall be entitled to recover the amount of such payment as if such settlement or discharge had not occurred.

2.5	Right of Compensation
Each Guarantor shall have the right to offset (operate compensation in respect of) any amounts payable to the Guaranteed Party or the Beneficiaries of the Guaranteed Party pursuant to the terms of this Guarantee for liabilities or obligations owing by the Guaranteed Party to such Guarantor or any of its Affiliates.

2.6	Dealings with the Company
The Guaranteed Party, without thereby releasing the Guarantors, in whole or in part, under the guarantees contemplated hereunder, may grant extensions of time, renewals and postponements.

2.7	Fraudulent Conveyance
Notwithstanding any contrary provision of this Guarantee, it is intended that this Guarantee does not constitute a Fraudulent Conveyance (as defined below). Consequently, each Guarantor agrees that if this Guarantee would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guarantee shall be valid and enforceable only to the maximum extent that would not cause this Guarantee to constitute a Fraudulent Conveyance, and this Guarantee shall automatically, if permitted under applicable law, be deemed to have been amended accordingly at all relevant times. For purposes hereof, a Fraudulent Conveyance means a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under any applicable fraudulent conveyance or fraudulent transfer law or similar law of any country, province, state or other governmental unit as in effect from time to time.

2.8	Actuarial Methods and Assumptions
The parties hereto agree that to the extent it is necessary to determine the actuarial present value of the Guaranteed Obligations, in all circumstances including a restructuring or insolvency of the Company, the actuarial methods and assumptions set forth in Appendix C of the Security Protocol shall be used and applied, mutatis mutandis, for such determination.
For the purposes of this Section, the following terms shall have the following meanings:

(a)
RCA Trust means the trust created pursuant to, and as defined in the RCA Trust Agreement, including all tangible and intangible assets and property of said trust fund of any nature or types as shall exist from time to time together with any earnings, profits, increments and accruals arising therefrom;

(b)
RCA Trust Agreement means that certain retirement compensation arrangement trust agreement (with letter of credit) between the Company (then known as AbitibiBowater Inc.), Resolute FP Canada Inc. (then known as AbiBow Canada Inc.) and CIBC Mellon Trust Company, as trustee, as amended, restated, replaced, supplemented or otherwise modified from time to time; and

(c)
Security Protocol means that certain security protocol with respect to, inter alia, the SERP effective April 1, 2011 providing for the implementation of the RCA Trust for the purpose of securing benefits payable under the SERP through an irrevocable renewable annual letter of credit held by the RCA Trust, as amended, restated, replaced, supplemented or otherwise modified from time to time.

3.	GENERAL PROVISIONS

3.1	Notices
All notices, requests, demands or other communications to or from the parties hereto shall be in writing and shall be given by overnight delivery service, by hand delivery or by telecopy to the addressee as follows:

(a)	If to the Guarantors:
Resolute FP Canada Inc. / PF Résolu Canada Inc.
111 Duke Street, Suite 5000
Montreal, Quebec, Canada H3C 2M1
Attention: Senior Vice President, Human Resources, Resolute Forest Products
Telecopier: (514) 394-3695

Resolute FP US Inc.
111 Duke Street, Suite 5000
Montreal, Quebec, Canada H3C 2M1
Attention: Senior Vice President, Human Resources, Resolute Forest Products
Telecopier: (514) 394-3695

(b)	If to the Guaranteed Party:
Mr. Jacques Vachon
Senior VP, Corporate Affairs and Chief Legal Officer
454 De La Gauchetière, app. 501
Montréal, Quebec, Canada H2Z 1E3

Any such communication is deemed to have been delivered and received on the date of personal delivery or transmission by telecopy, as the case may be, if such day is a business day and such delivery or transmission was received by the recipient party prior to 5:00 pm (Montreal time) and otherwise on the next business day. Any party may change its address for service by notice given in accordance with the foregoing and any subsequent communication must be sent to such party at its changed address.

3.2	Renunciation
The rights and recourses of the Guaranteed Party pursuant to the terms of this Guarantee Agreement shall be cumulative and not exclusive of all the rights and recourses which it should otherwise dispose of. Any omission or delay of the Guaranteed Party in the exercise of any right shall not constitute a renunciation to such rights. Any unique or partial exercise of any power or right shall not prohibit its subsequent exercise nor the exercise of any other power or right.

3.3	Expenses
Each Guarantor agrees to pay, on a joint and several (solidary) basis with each other Obligor, all costs and expenses including reasonable legal fees incurred by the Guaranteed Party in order to collect or have the obligations of such Guarantor respected pursuant to this Guarantee Agreement.

3.4	Severability
Any provision of this Guarantee Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

3.5	Successors and Assigns
This Guarantee is binding upon each Guarantor, its successors and permitted assigns, and enures to the benefit of the Guaranteed Party and his Beneficiaries. The Guaranteed Party and his Beneficiaries may not assign, transfer or delegate any of their rights or obligations under this Guarantee. No Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Guaranteed Party, except that a Guarantor may assign, transfer or delegate its rights or obligations under this Guarantee without the prior written consent of the Guaranteed Party to any of its Affiliates upon prior written notice to the Guaranteed Party.

3.6	Release
Each Guarantor shall automatically be released from its obligations hereunder upon the indefeasible payment and performance in full of the Guaranteed Obligations.

3.7	Further Assurances
Each Guarantor agrees, at its sole cost and expense and upon the written request of the Guaranteed Party, to do all such things and to execute and deliver to the Guaranteed Party, from time to time, any such additional instruments or documents reasonably considered necessary by the Guaranteed Party to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.

3.8	Governing Law; Jurisdiction
This Guarantee Agreement and the interpretation and enforcement thereof shall be governed by and construed in accordance with the laws in force in the Province of Quebec. The parties hereto irrevocably agree that the courts of the Province of Quebec are to have exclusive jurisdiction to settle any disputes which may arise in connection with this Guarantee Agreement.

3.9	Counterparts
This Guarantee Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument; any party may execute this Guarantee Agreement by signing any counterpart of it and may communicate such signing by facsimile or otherwise.

3.10	Language
The parties hereto have expressly requested that this Guarantee Agreement and all related documents be drawn up in the English language. Les parties aux présentes ont expressément demandé que la présente convention et tout document y afférent soient rédigés en anglais.

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IN WITNESS WHEREOF, the parties hereto have signed this Guarantee Agreement as of the date first above written.

RESOLUTE FP CANADA INC. / PF RÉSOLU CANADA INC.
By:
Name: Richard Garneau
Title: President and Chief Executive Officer

By:
Name: Jo-Ann Longworth
Title: Senior Vice President and Chief Financial Officer

RESOLUTE FP US INC.
By:
Name: Richard Garneau
Title: President and Chief Executive Officer
By:	Name: Jo-Ann Longworth Title: Senior Vice President and Chief Financial Officer

By:
Name: Richard Tremblay
Title: Senior Vice President, Pulp and Paper Group
JACQUES VACHON

ACKNOWLEDGED AND AGREED TO as of June 18, 2014

RESOLUTE FOREST PRODUCTS INC.
By:
Name: Richard Garneau
Title: Presdient and Chief Executive Officer

By:
Name: Jo-Ann Longworth
Title: Senior Vice President and Chief Financial Officer